UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2017

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 2, 2017, Newell Brands Inc. (the “Company”) issued a press release to report the Company’s earnings for the fiscal quarter ended September 30, 2017, which is attached to this report as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 8.01.	Other Information

On November 2, 2017, the Company announced that its Board of Directors has approved an extension and expansion to the Company’s share repurchase authorization. Under the new authorization, through the end of 2020 the company is authorized to expend up to $1 billion for repurchase of its outstanding shares. This authorization is incremental to $256 million remaining authorized under its previous $500 million share repurchase program, which was scheduled to expire at the end of 2017 and has now been extended through the end of 2020. The Company’s common shares may be purchased through a combination of a 10b5-1 automatic trading plan and discretionary purchases on the open market or in privately negotiated transactions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 2, 2017, issued by Newell Brands Inc., and Additional Financial Information.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 2, 2017, issued by Newell Brands Inc., and Additional Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: November 2, 2017	By:	/s/ Ralph J. Nicoletti
Ralph J. Nicoletti Executive Vice President, Chief Financial Officer

[Signature Page to Form 8-K re Earnings Release]